SCHEDULE 14a
                     Information Required in Proxy Statement
                            Reg. Section 240.14a-101.


                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SYNAPTIC PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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



                       SYNAPTIC PHARMACEUTICAL CORPORATION



                                                      April 13, 1998



To the Stockholders of SYNAPTIC PHARMACEUTICAL CORPORATION:

         On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Stockholders of Synaptic Pharmaceutical Corporation. The Annual Meeting will be held on Tuesday, May 12, 1998, at 10:00 a.m., local time, at the offices of the Company located at 215 College Road, Paramus, New Jersey 07652.

         A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 1997 Annual Report to Stockholders.

         It is important that your views be represented at the Annual Meeting whether or not you are able to be present. Accordingly, please mark, sign, date and return promptly in the accompanying envelope (to which no postage need be affixed if mailed in the United States) the enclosed proxy card. By returning the proxy card, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of outstanding shares is not present or represented by proxy. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                                      Sincerely,



                                                      /s/Kathleen P. Mullinix
                                                      Chairman, President and
                                                       Chief Executive Officer

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                         Paramus, New Jersey 07652-1431

                           ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           ---------------------------



To the Stockholders of SYNAPTIC PHARMACEUTICAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Synaptic Pharmaceutical Corporation (the "Annual Meeting") will be held on Tuesday, May 12, 1998, at 10:00 a.m., local time at the offices of the Company located at 215 College Road, Paramus, New Jersey 07652, for the following purposes:

                  1. To elect three Class II directors to the Board of Directors to hold office until the 2001 Annual Meeting of Stockholders or until such directors' respective successors shall have been elected and qualified or until their earlier resignation, removal, death or incapacity;

                  2. To amend the Company's 1996 Incentive Plan in order to increase the number of shares of Common Stock available for awards under such Plan and to bring the Plan into compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended;

                  3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998; and

                  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         This Notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1997 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

         Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on Friday, March 13, 1998, the record date fixed by the Board of Directors for such purpose. To ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope provided. If you attend the Annual Meeting and vote in person, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                             By Order of the Board of Directors,



                                             /s/Lisa L. Reiter
                                             Secretary

Paramus, New Jersey
April 13, 1998

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                         Paramus, New Jersey 07652-1431

                      ------------------------------------

                                 PROXY STATEMENT
                      ------------------------------------


                     For the Annual Meeting of Stockholders
                                   To Be Held
                                  May 12, 1998



                                     GENERAL

         This Proxy Statement is furnished to stockholders of Synaptic Pharmaceutical Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998, at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company located at 215 College Road, Paramus, New Jersey 07652.

         This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and Synaptic's Annual Report to Stockholders, are being mailed on or about April 13, 1998, to all stockholders of record at the close of business on March 13, 1998 (the "Record Date").


Record Date, Outstanding Shares and Voting

         Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 10,675,570 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), were outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting. For information concerning stock ownership of certain stockholders, see "Security Ownership of Certain Beneficial Owners and Management."

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to the stockholders, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on each such matter is required for approval.

An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and voting on each matter. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated.

         If properly executed and received by the Company before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting which fails to specify how it is to be voted on a proposal for which a specification may be made will be voted on such proposal in accordance with the recommendation of the Board of Directors.


Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


Solicitation

         The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by mail, telephone, facsimile or telegram.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), provides that the authorized number of directors shall be not less than three nor more than fifteen and that the number of directors within this range shall be stated in the Company's Amended and Restated By-laws, as they may be amended from time to time (the "By-laws"). In addition, the Certificate divides the Board of Directors into three classes as nearly equal in size as possible. The term of office of the Class II directors expires at the Annual Meeting, the term of office of the Class III directors expires at the 1999 Annual Meeting of Stockholders and the term of office of the Class I directors expires at the 2000 Annual Meeting of Stockholders. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors constituting the whole Board of Directors may be filled by a majority of the directors then in office. A director elected to fill a vacancy or newly created directorship shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the directorship is created and until such director's successor is elected and qualified, or until such director's earlier resignation, removal, death or incapacity.

         The By-laws provide that the number of directors constituting the whole Board is seven. The Board of Directors is presently composed of seven members, two of whom are Class I directors, three of whom are Class II directors and two of whom are Class III directors. All of the Class II directors, Messrs. Jonathan Fleming and John Lyons and Dr. Eric Kandel, have agreed to serve as directors for an additional term, if elected. If elected at the Annual Meeting, the three nominees will serve until the 2001 Annual Meeting and until their respective successors have been elected and qualified, or until their earlier resignation, removal, death or incapacity.

         Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Proxy holders will not vote the proxies received by them for more than three nominees. In the event that any nominee of the Company is unavailable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the present Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve. The three individuals receiving the highest number of affirmative votes will be elected as Class II directors of the Company.


Nominees for Election for a Three-Year Term Expiring at the 2001 Annual Meeting

         Jonathan J. Fleming, 40, has served as a director of the Company since October 1989. Mr. Fleming served as Chairman of the Board from October 1989 through March 1996. He has been a general partner of Oxford Bioscience Partners II Management Corp., a venture capital fund manager, since 1996, and a general partner of Medica Venture Partners, L.P., a venture capital fund, since 1994. Mr. Fleming has also been a general partner of MVP Ventures, an international venture capital group active in both Europe and North America, since 1988. From 1985 to 1988, Mr. Fleming was a Vice President of TVM Techno Venture Management, a venture capital firm. Mr. Fleming is a director of Selfcare Inc., a healthcare company, and is also a director of several private companies. Mr. Fleming received a B.A. from The University of California at Berkeley and an M.P.A.
in Industrial Economics from Princeton University.

         Eric R. Kandel, M.D., 68, is one of the founders of the Company. He has been a director of and consultant to the Company since 1987. Dr. Kandel has been University Professor of Columbia University in the City of New York since 1983, and a Senior Investigator of the Howard Hughes Institute since 1984. In addition,

Dr. Kandel is the founding director of the Center for Neurobiology and Behavior of Columbia University in the City of New York, a member of the National Academy of Sciences and the winner of numerous awards and honors, including the National Medal of Science (1988) and the Lasker Award. Dr. Kandel is the co-author with James H. Schwartz and Thomas J. Jessel of Principles of Neural Science, the standard textbook in neurobiology, and a leading figure in neuroscience.

         John E. Lyons, 72, became a director of the Company in October 1991. From 1987 until his retirement in 1991, Mr. Lyons served as Vice Chairman and Executive Vice President of Merck and Co., Inc. During the 35 years prior to becoming Executive Vice President, Mr. Lyons served Merck in a variety of positions. Mr. Lyons is also a director of Matrix Pharmaceutical Corporation and Immunex Corporation. Mr. Lyons holds a B.Sc. in Chemistry from Fordham University.


Directors Continuing in Office Until the 1999 Annual Meeting of Stockholders

         Zola P. Horovitz, Ph.D., 63,  became  a  director  of  the  Company  in
September 1994. Since 1994, Dr. Horovitz has served as a consultant to biotechnology and pharmaceutical companies. From August 1991 to May 1994, Dr. Horovitz served as Vice President, Business Development and Planning, Pharmaceutical Group of Bristol-Myers Squibb ("BMS"). From 1989 to 1991, Dr. Horovitz served as Vice President, Licensing of BMS, and from 1987 to 1989, Dr. Horovitz served as Vice President, Scientific Liaison of E.R. Squibb, Inc. Prior to 1987, Dr. Horovitz spent approximately 30 years in various management positions in biological research. Dr. Horovitz is also a director of Avigene Inc., Biocryst Pharmaceuticals, Clinicor Inc., Diacrin, Inc., Magainin Pharmaceuticals, Procept, Inc. and Roberts Pharmaceutical Corporation and a number of private companies.

         Kathleen P. Mullinix, Ph.D., 54, Chairman of the Board, President and Chief Executive Officer, is one of the founders of the Company. Dr. Mullinix joined the Company in October 1987 as its Senior Vice President and Treasurer and became a director in November 1987. In November 1988, Dr. Mullinix became the Company's President, in October 1989, Dr. Mullinix became the Company's Chief Executive Officer and in April 1996, Dr. Mullinix became the Chairman of the Board. From 1981 until 1987, Dr. Mullinix was Vice Provost of Columbia University in the City of New York. Dr. Mullinix holds a Ph.D. in Chemical Biology from Columbia University in the City of New York, completed a Postdoctoral Fellowship at Harvard University and received a B.A. in Chemistry from Trinity College.


Directors Continuing in Office Until the 2000 Annual Meeting of Stockholders

         Alison Taunton-Rigby, Ph.D., 53, became a director of the Company in October 1993. Since 1996, Dr. Taunton-Rigby has been the President and Chief Executive Officer of Aquila Biopharmaceuticals, Inc., the successor-in-interest of the therapeutics business of Cambridge Biotech Corporation. From 1995 to 1996, Dr. Taunton-Rigby was the President and Chief Executive Officer of Cambridge Biotech Corporation. In 1995, prior to Dr. Taunton-Rigby's joining the company, Cambridge Biotech filed a Chapter 11 petition in Federal Bankruptcy Court. From 1993 to 1994, Dr. Taunton-Rigby was the Chief Executive Officer of Mitotix, Inc., another biotechnology company. From 1987 to 1993, Dr. Taunton-Rigby was Senior Vice President, Biotherapeutics at Genzyme Corporation. Dr. Taunton-Rigby is also a director of Aquila Biopharmaceuticals, Inc. and CML Group. Dr. Taunton-Rigby is a graduate of the Advanced Management Program at Harvard Business School and holds a Ph.D. in Chemistry and a B.Sc. in Chemistry from the University of Bristol in England.

         Sandra Panem, Ph.D., 51, became a director of the Company in April 1996. Since August 1994, Dr. Panem has been the President of Vector Fund Management, L.P., an affiliate of Vector Securities International, Inc., and is responsible for managing the day-to-day operations of the Vector Later-Stage Equity Fund, L.P. and the Vector Later-Stage Equity Fund II, L.P., funds the principal focus of which is investing in emerging life science companies. From 1992 to 1994, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in biotechnology companies. She received a B.S. degree in Biochemistry and a Ph.D. in Microbiology from the University of Chicago. Dr. Panem is a director of Martek Biosciences Corporation and IBAH, Inc.


Recommendation of the Board of Directors

         The Board of Directors recommends a vote "FOR" the nominees for director listed above.


Committees of the Board of Directors

         The Company has an Audit Committee, a Compensation Committee, a Nominating Committee and a Pricing Committee.

         The Audit Committee oversees actions taken by the Company's independent auditors and reviews the Company's internal accounting controls. The Audit Committee currently consists of Mr. Fleming and Dr. Horovitz. The Audit Committee held two meetings during the fiscal year ended December 31, 1997.

         The Compensation Committee makes recommendations to the Board of Directors regarding compensation for directors and certain employees of and consultants to the Company and administers the Company's 1988 Amended and Restated Incentive Plan and 1996 Incentive Plan. The Compensation Committee currently consists of Mr. Fleming and Drs. Panem and Taunton-Rigby. The Compensation Committee held eight meetings during the fiscal year ended December 31, 1997.

         The Nominating Committee is authorized to define and recommend to the Board of Directors criteria for the selection of potential candidates to serve on the Board of Directors and to identify, when appropriate, potential candidates who satisfy such criteria. The Nominating Committee considers nominees recommended by stockholders on a case-by-case basis. Any stockholder desiring to nominate a qualified individual for election to the Board of Directors at the 1999 Annual Meeting of Stockholders should submit the name and credentials of such nominee to the Secretary of the Company no later than January 1, 1999. The Nominating Committee currently consists of Drs. Horovitz, Panem and Taunton-Rigby. The Nominating Committee did not hold any meetings during the fiscal year ended December 31, 1997.

         The Pricing Committee was established in September 1997 in connection with the Company's proposed follow-on public offering. The Pricing Committee determined, among other things relating to the offering, the number of shares of Common Stock to be offered in the public offering, the offering price of such shares, the commencement date of the offering and the amount of the underwriting discount. The members of the Pricing Committee are Mr. Fleming and Drs. Horovitz and Mullinix. During the fiscal year ended December 31, 1997, the Pricing Committee held two meetings.

Attendance at Meetings of the Board of Directors and Committees Thereof

         The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 1997. Each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period in 1997 for which such director served as a director; and (ii) the total number of meetings of the committees of the Board of Directors on which such director served that were held during the period in 1997 for which such director served as a member of such committee.


Compensation Committee Interlocks and Insider Participation

         Mr. Fleming and Drs. Panem and Taunton-Rigby serve on the Compensation Committee of the Board of Directors. Dr. Panem is the President of Vector Fund Management, L.P. ("Vector Management"), the asset management affiliate of Vector Securities International, Inc. ("Vector Securities"). Vector Securities served as one of the Company's managing underwriters in the Company's initial public offering consummated in December 1995, and in the Company's public offering consummated in November 1997, and, in connection therewith, received customary underwriters' fees from the Company in December 1995, in January 1996 (when the underwriters exercised the over-allotment option) and again in November 1997. Dr. Panem received certain benefits in respect of certain of the fees paid by the Company to Vector Securities in December 1995 and in January 1996.

                       COMPENSATION AND OTHER INFORMATION
             CONCERNING OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS


Executive Officers

         The executive officers of the Company are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names of and certain biographical information regarding the executive officers of the Company.


Name                            Age        Position
--------------------------      ---        ------------------------------------
Kathleen P. Mullinix             54      Chairman of the Board, President and
                                          Chief Executive Officer
Robert L. Spence                 51      Senior Vice President, Chief Financial
                                          Officer and Treasurer
Theresa A. Branchek, Ph.D.       44      Vice President for Research
Lisa L. Reiter                   38      Vice President, General Counsel and
                                          Secretary
Richard L. Weinshank             41      Vice President of Business Development

         Effective as of April 1, 1998, Robert I. Taber resigned his position as the Company's Senior Vice President for Research and Development, and Theresa A. Branchek was promoted to the position of Vice President for Research.

         Robert L. Spence, Senior Vice President, Chief Financial Officer and Treasurer, joined the Company in March 1990 as the Company's Controller. In June 1991, Mr. Spence became the Company's Chief Financial Officer, Treasurer and Secretary. Mr. Spence held the position of Secretary until February 1994. In December 1996, Mr. Spence became a Senior Vice President of the Company. During the twenty years prior to his joining the Company, Mr. Spence held various financial and operating positions with Becton Dickinson & Company, a medical supplies manufacturing and distribution company. His last position with Becton Dickinson before he joined the Company was Director of Finance and Operations of the Primary Care Diagnostics Division. Mr. Spence holds an M.B.A. in Accounting and a B.S. in Business Management from Fairleigh Dickinson University.

         Theresa A. Branchek, Ph.D., Vice President for Research, joined the Company in April 1989 as Staff Scientist in the Company's Molecular Pharmacology Department. In September 1989, Dr. Branchek became the Company's Director, Department of Pharmacology and in January 1997, Dr. Branchek became the Company's Vice President, Pharmacology and New Technologies. Dr. Branchek became the Company's Vice President for Research in April 1998. From 1985 until she joined the Company, Dr. Branchek served as Associate Research Scientist in the Department of Anatomy and Cell Biology at Columbia University in the City of New York. Dr. Branchek holds an A.B. in Biology from Cornell University and a Ph.D. in Biology from the University of Oregon. Her postdoctoral training was at Columbia University in the City of New York, where she was a Pharmacology and Morphology Fellow of the Pharmaceutical Manufacturer's Foundation, Inc.

         Lisa L. Reiter, Vice President, General Counsel and Secretary, joined the Company in February 1994 as General Counsel and Secretary. In September 1995, Ms. Reiter became a Vice President of the Company. From 1985 to 1994, Ms. Reiter was an attorney with the law firm of O'Sullivan Graev & Karabell in New York City. Ms. Reiter holds an LL.M. in Taxation from New York University School of Law, a J.D. from The University of Houston Law Center and a B.A. from Vanderbilt University.

         Richard L. Weinshank, Ph.D., Vice President of Business Development, joined the Company in October 1988 as Staff Scientist in the Company's Molecular and Cell Biology Department. In March 1990, Dr. Weinshank assumed the position of Director, Department of Molecular and Cell Biology, and in February 1995, became Director of Business Development. In January 1996, Dr. Weinshank became Vice President of Business Development. From April 1985 to September 1988, Dr. Weinshank was a Postdoctoral Fellow at Memorial Sloan-Kettering Cancer Center. Dr. Weinshank holds a B.A. in Philosophy from The State University of New York at Buffalo and a Ph.D. in Biochemistry from The University of California at Riverside.

         See "Proposal No.1- Election of Directors" for biographical information regarding Dr. Kathleen P. Mullinix, who is also a director.


Certain Relationships and Related Transactions

         Novartis Produkte AG, an owner of more than five percent of the Company's outstanding shares of Common Stock at December 31, 1997, is an affiliate of Novartis Pharma AG ("Novartis"). Both companies are subsidiaries of Novartis AG, the company that was formed through the consolidation of Ciba-Geigy Limited and Sandoz Limited. Novartis provided research funding to the Company during the fiscal year ended December 31, 1997, pursuant to the terms of the Research and License Agreement dated as of August 4, 1994, as amended, and the Research and License Agreement dated as of May 31, 1996. The aggregate amount of such research funding in 1997 was $3,406,000 and the aggregate amount of research funding which the Company expects to receive pursuant to such agreements in 1998 is $2,000,000.

         See also "Compensation Committee Interlocks and Insider Participation" above.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and ten percent stockholders to file reports of ownership of equity securities of the Company and changes in such ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market and to furnish copies of such reports to the Company. Based solely upon a review of copies of such reports furnished to the Company during or with respect to the fiscal year ended December 31, 1997, or written representations that no such filings were required, the Company believes that, during the fiscal year ended December 31, 1997, all such filing requirements were met, except one filing by Richard L. Weinshank, who inadvertently made one filing late.


Director Compensation

         Each nonemployee director is entitled to receive $1,500 for each meeting of the Board of Directors attended by such director and each nonemployee director who is a member of a committee of the Board of

Directors is entitled to receive $250 for each meeting of such committee attended by such director. Each nonemployee director is also entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with attending such meetings. In addition, each nonemployee director is automatically granted, on June 1 of each year (or on such later date as of which he or she is first elected as director) for so long as such individual is a nonemployee director of the Company, a nonstatutory stock option to purchase 2,500 shares of Common Stock. Each such option has an exercise price per share equal to the last trade price of the Common Stock as reported on The Nasdaq Stock Market on the date of grant. The option becomes exercisable as to 1/24th of the shares covered thereby at the end of each full calendar month following the grant date and has a term of ten years beginning on such date, subject to earlier termination upon the optionee's cessation of service on the Board of Directors.

         Dr. Eric R. Kandel, a director of and consultant to the Company, provides general consulting services to the Company, including services relating to its ongoing and projected activities and research proposals, on an ad hoc basis. In consideration for these services, Dr. Kandel is entitled to receive $1,500 of cash compensation per day from the Company. For the period from January 1, 1997, through December 31, 1997, Dr. Kandel received a total of $1,500 of cash compensation for consulting services rendered to the Company.

         In December 1994, the Compensation Committee approved the sale to Dr. Zola P. Horovitz, a director of the Company, of 4,500 shares of Common Stock at a per share purchase price of $2.00, subject to and in consideration for Dr. Horovitz's entering into a consulting agreement with the Company. In January 1995, Dr. Horovitz entered into a consulting agreement with the Company and purchased all of such shares. Pursuant to the terms of the consulting agreement, which was terminated as of January 1998, Dr. Horovitz provided general consulting and advisory services to the Company with respect to its business policies and affairs. Dr. Horovitz was not entitled to additional compensation for these services, but was entitled to reimbursement for all of his reasonable out-of-pocket expenses incurred in connection therewith.

Executive Compensation

         Summary of Cash and Certain Other Compensation

         The following tables set forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for each of the fiscal years ended December 31, 1997, 1996 and 1995, by the Company's Chief Executive Officer and its four other executive officers (collectively, the "Named Executive Officers"):

                                                            Long-Term
 Name and                                                    Compen-
 Principal                                                   sation
 Position                  Annual Compensation               Awards
 --------                  -------------------               ------
                                                             Securi-
                                                 Other       ties        All
                                                 Annual      Under-     Other
                                                 Compen-     lying     Compen-
                         Year   Salary  Bonus    sation(1)  Options   sation(2)
                         ----   ------  -----   ---------   -------  -----------
Kathleen P. Mullinix
 Chairman of the Board,
 President and Chief
 Executive Officer       1997 $250,000 $115,000    --     124,800    $ 4,095 (3)
                         1996  218,400  115,000    --      35,000(4)   4,061 (3)
                         1995  206,938  100,000    --         250      1,751 (3)

Robert I. Taber(5)
 Senior Vice President
 for Research
 and Development         1997  207,000   45,000    --      21,200(6)   4,095 (7)
                         1996  196,560   30,000    --       5,000      4,061 (7)
                         1995  186,244   30,000    --      10,250      1,751 (7)
Robert L. Spence
 Senior Vice President,
 Chief Financia1
 Officer and Treasurer   1997  160,000   40,000    --      37,400        340 (8)
                         1996  145,600   45,000    --      30,000(4)     306 (8)
                         l995  137,958   25,000    --         250        306 (8)

Lisa L. Reiter
 Vice President, General
 Counsel and Secretary
                         1997  158,000   35,000    --      27,800      4,090 (9)
                         1996  137,280   45,000    --      25,000(4)   4,061 (9)
                         1995  130,075   35,000    --         250      2,249 (9)

Richard L. Weinshank(10)
 Vice President of
 Business Development    1997  131,250   25,000 21,278(11) 25,000     33,231(12)
                         1996  125,000   10,000     --     15,500     47,441(12)
                         1995  103,469   37,000 26,035(11)  2,750      1,061(12)


(1) Other Annual Compensation for each Named Executive Officer does not include perquisites and other personal benefits for 1997, 1996 and 1995, the aggregate annual amount of which for such Officer was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Officer.
(2) All Other Compensation of a Named Executive Officer includes matching contributions, if any, made by the Company to the account of such Named Executive Officer pursuant to the Company's 401(k) plan, which was adopted by the Company in 1990. From 1990 through 1995, the Company made matching contributions in an amount equal to the lesser of 25% of the participant's contributions and 5% of such participant's compensation. Beginning in January 1996,the Company increased its matching contributions to an amount equal to the lesser of (i) 50% of the participant's contributions and (ii) the lesser of 5% of such participant's compensation and $7,500. Each participant becomes fully vested in the Company's contributions allocated to his or her account upon completion of six years of service (not including any service prior to the time an employee attained 18 years of age).
(3) All Other Compensation for 1997, 1996 and 1995 includes: $3,750, $3,750 and $1,440, respectively, in matching contributions by the Company to the 401(k) account of Dr. Mullinix; and $345, $311 and $311, respectively, in life insurance premiums.

(4) The number of securities underlying options includes 10,000 shares of Common Stock subject to an option granted in March 1996 to compensate the Named Executive Officer for performance during the fiscal year ended December 31, 1995.
(5) Effective as of April 1, 1998, Dr. Taber resigned his position as the Company's Senior Vice President for Research and Development and Dr. Theresa A. Branchek was promoted to the position of Vice President for Research. Dr. Taber is currently serving as a consultant to the Company.
(6) As a result of Dr. Taber's resignation as the Company's Senior Vice President for Research and Development, options to purchase 20,000 of these 21,200 shares of Common Stock terminated on April 1, 1998, the effective date of such resignation.
(7) All Other Compensation for 1997, 1996 and 1995 includes: $3,750, $3,750 and $1,440, respectively, in matching contributions by the Company to the 401(k) account of Dr. Taber; and $345, $311 and $311, respectively, in life insurance premiums.
(8) All Other Compensation for 1997, 1996 and 1995 represents life insurance premiums.
(9) All Other Compensation for 1997,1996 and 1995 includes: $3,750, $3,750 and $1,938, respectively, in matching contributions by the Company to the 401(k) account of Ms. Reiter; and $340, $311 and $311, respectively, in life insurance premiums.
(10) Dr. Weinshank became an executive officer of the Company in April 1995. Prior to that time, Dr. Weinshank served as the Company's Director of Molecular and Cell Biology.
(11) Other Annual Compensation for 1997 and 1995 includes $21,728 and $26,035, respectively, in health care premiums and reimbursements.
(12) All Other Compensation for 1997, 1996 and 1995 includes: $29,600, $44,000 and $0, respectively, in tuition costs; $3,286, $3,130 and $750, respectively, in matching contributions by the Company to the 401(k) account of Dr. Weinshank; and $345, $311 and $311, respectively, in life insurance premiums.

         Option Grants In Last Fiscal Year

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997, by the Company to the Named Executive Officers:

                                                          Potential Realizable
                                                                Value at
                                                        Assumed Annual Rates of
                                                        Stock Price Appreciation
                       Individual Grants                  for Option Term (1)
            ----------------------------------------   -----------------------
                           % of
                           Total
                  (#)     Options    Exer-
                Secur-    Granted    cise
                ities       to       or
                Under-   Employ-     Base
                lying     ees in    Price    Expir-
               Options    Fiscal    ($/per   ation
Name           Granted     1997     share)    Date     5%($)    10%($)
-----------    -------   ------     ------  --------   -------  ---------

Kathleen P.
 Mullinix    100,000(2)  19.85%     14.25   10/02/07   896,175  2,271,083
              20,000(3)   3.97%     11.93   12/02/07   150,149    380,506
               4,800(4)   0.95%     11.31   12/04/07    34,149     86,540
Robert I.
 Taber        10,000(5)   1.98%     14.25   10/02/07    89,617    227,108
              10,000(6)   1.98%     11.93   12/02/07    75,074    190,253
               1,200(4)   0.24%     11.31   12/04/07     8,537     21,635
Robert L.
 Spence       15,000(7)   2.98%     14.25   10/02/07   134,426    340,662
              20,000(3)   3.97%     11.93   12/02/07   150,149    380,506
               2,400(4)   0.48%     11.31   12/04/07    17,074     43,270
Lisa L.
 Reiter       10,000(7)   1.98%     14.25   10/02/07    89,617    227,108
              15,000(3)   2.98%     11.93   12/02/07   112,611    285,380
               2,800(4)   0.56%     11.31   12/04/07    19,920     50,482
Richard L.
 Weinshank    10,000(7)   1.98%     14.25   10/02/07    89,617    227,108
              15,000(3)   2.98%     11.93   12/02/07   112,611    285,380

(1) The potential realizable value of each option grant is calculated by assuming that the market price of the underlying securities at the date of grant appreciates in value from such date to the end of the option term at the annual rates of five percent and ten percent, respectively, and then subtracting the aggregate exercise price of the option.
(2) These options became exercisable as to 25% of the total shares covered thereby on January 1, 1998, and become exercisable as to an additional 25% of the shares on October 1 of each of 1999, 2000, and 2001. Exercisability of these options is subject to acceleration on the occurrence of certain events.
(3) These options become exercisable as to 25% of the shares on January 1 of each of 1999, 2000, 2001, and 2002. Exercisability of these options is subject to acceleration on the occurrence of certain events.
(4) These options became exercisable as to 100% of the total shares covered thereby on December 4, 1997. (5) These options terminated on April 1, 1998, the effective date of Dr. Taber's resignation as the Company's Senior
     Vice President for Research and Development, prior to becoming exercisable.
(6) These options terminated on April 1, 1998, the effective date of Dr. Taber's resignation as the Company's Senior Vice President for Research and Development, prior to becoming exercisable.
(7) These options become exercisable as to 25% of the total shares covered thereby on October 1 of each of 1998, 1999, 2000, and 2001. Exercisability of these options is subject to acceleration on the occurrence of certain events.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

         The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1997, by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

                                                Number of
                                               Securities          Value of
                                               Underlying        Unexercised
                                               Unexercised       In-The-Money
                                               Options at         Options at
                                              12/31/97 (#)     12/31/97 ($)(1)
                                            ----------------  ------------------
                      Shares
                     Acquired   Aggregate
                        on       Value       Exer-   Unexer-    Exer-    Unexer-
      Name           Exercise  Realized($)  cisable  cisable   cisable   cisable
-------------------- --------  -----------  -------  -------  ---------  -------

Kathleen P. Mullinix.    --        --       124,498  150,125  1,045,442    1,109
Robert I. Taber......    --        --        14,862   41,162    123,599  145,787
Robert L. Spence.....    --        --        12,047   62,625     42,327   23,897
Lisa L. Reiter.......    --        --        22,003   51,162    129,430   56,137
Richard L. Weinshank.    --        --        14,939   43,975    130,142   37,042

(1) Value of each unexercised in-the-money option was determined by multiplying the number of shares underlying the option by the excess of the fair market value of the Common Stock on December 31, 1997 ($10.875 per share, the last trade price on such date, as reported by The Nasdaq Stock Market), over the per share exercise price of the option.


         All of the agreements pursuant to which options have been granted to the Named Executive Officers include provisions pursuant to which such options become immediately exercisable in connection with the occurrence of certain types of corporate transactions specified therein.

         Employment Agreements

                  Kathleen P. Mullinix

         Dr. Mullinix is employed under a four-year employment agreement with the Company entered into effective as of October 1, 1997. The employment agreement permits either Dr. Mullinix or the Company to terminate Dr. Mullinix's employment upon 90 days' prior written notice. If the termination is initiated by the Company without "cause" or by Dr. Mullinix for "good reason" (as such terms are defined in the employment agreement), Dr. Mullinix is entitled to receive severance compensation equal to her base salary for a period of 12 months following her termination, as well as continuation of benefits during such period and immediate vesting of any restricted stock and/or options then held by her. If the termination is initiated by Dr. Mullinix other than for good reason, Dr. Mullinix is entitled to receive severance compensation equal to her base salary for a period of nine months following her termination, as well as continuation of benefits during such period, but all further vesting of any restricted stock and/or options then held by her ceases as of the date of termination. In addition, if Dr. Mullinix's employment with the Company is terminated under certain circumstances in connection with a "change in control" (as such term is defined in the employment agreement), Dr. Mullinix is entitled to receive severance compensation equal to her base salary for a period of 12 months following such termination, as well as continuation of benefits during such period and immediate vesting of any restricted stock and/or options then held by her.

                  Other Named Executive Officers

         Each of Mr. Spence, Ms. Reiter and Dr. Weinshank is employed under a four-year employment agreement with the Company effective as of January 1, 1998, February 7, 1998, and April 6, 1995, respectively. The three employment agreements are in substantially the same form, except for terms relating to compensation and duties and responsibilities. Each of such agreements provides that if the Named Executive Officer is terminated by the Company without cause, such officer will be entitled to receive severance compensation equal to such officer's base salary for a period of six months following his or her termination. In addition, if the employment of any such Named Executive Officer is terminated under certain circumstances in connection with a "Change in Control" (as defined in his or her employment agreement), then such Named Executive Officer is entitled to receive severance compensation equal to such officer's base salary for a period of six months following such termination, and all of the stock options, stock bonus awards and restricted stock grants then held by such Named Executive Officer will immediately become exercisable or vest, as the case may be.

         In addition to their current base salaries of $170,000, $170,000 and $165,000, Mr. Spence, Ms. Reiter and Dr. Weinshank are eligible to receive cash bonuses each year based upon their achievement of performance milestones set by the President of the Company. See "Compensation Committee Report on Executive Compensation" below. Dr. Weinshank is also entitled to receive reimbursement of business school tuition costs. In 1996 and in 1997, the Company paid $44,000 and $29,600, respectively, of such costs.

         Dr. Taber was employed by the Company under an employment agreement similar to the employment agreements of the other Named Executive Officers. As a result of his resignation as the Company's Senior Vice President for Research and Development, Dr. Taber's unvested options terminated on April 1, 1998. The Company was not required to pay Dr. Taber any severance compensation in connection with his resignation, but will pay Dr. Taber consulting fees in consideration for consulting services which he provides to the Company.

         In addition to the Named Executive Officers, Dr. Theresa A. Branchek was promoted to the position of Vice President for Research effective as of April 1, 1998. In connection with such promotion, Dr. Branchek entered into a one-year employment agreement with the Company. This employment agreement is in substantially the same form as the employment agreements of Mr. Spence, Ms. Reiter and Dr. Weinshank, except for terms relating to compensation and duties and responsibilities. Such employment agreement provides for an initial base salary of $200,000 and the grant of an option to purchase 25,000 shares of Common Stock. Such option will, when granted, have an exercise price equal to the fair market value of the Common Stock on the date of grant and be subject to four-year vesting. In addition, Dr. Branchek received a signing bonus of $25,000 and is eligible to receive a cash bonus each year based upon her achievement of performance milestones set by the President of the Company.

         Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of executive officers of the Company. The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

         Decisions regarding compensation of the Company's executive officers generally are made by the Compensation Committee of the Board of Directors. The Compensation Committee consists entirely of outside directors. During the fiscal year ended December 31, 1997, Jonathan J. Fleming, Sandra Panem and Alison

Taunton-Rigby served as members of the Compensation Committee. All decisions of the Compensation Committee regarding the compensation of the Company's executive officers are reviewed by the Board of Directors, except for decisions regarding grants under the Company's option plans, which must be made solely by the Compensation Committee.

                  General Executive Compensation Policy

         The Company's executive compensation policy is designed to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and thereby enhance stockholder value, to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company and to retain such executive officers. Accordingly, the Company's executive compensation policy is to offer the Company's executive officers competitive compensation opportunities which are tied to their contribution to the growth and success of the Company and their personal performance. Each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and, together with annual bonus awards, is designed primarily to be competitive with compensation levels in the industry, (ii) annual bonus awards which are payable in cash and tied to corporate performance for the year, as well as individual performance goals, and
(iii) periodic stock option grants which strengthen the mutuality of interests between the executive officer and the Company's stockholders.

                  Implementation of Executive Compensation Policy

         The following describes the manner in which the Compensation Committee's executive compensation policy was implemented with respect to the fiscal year ended December 31, 1997. Also summarized below are several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy set forth above.

         Base Salary. Each year, the Chief Executive Officer recommends to the Compensation Committee new base salary levels for the Company's executive officers (such new base salary levels being subject to the floor provided in the respective employment agreements of such officers). In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys, as well as the past and expected future contributions of the individual executive officers. The Compensation Committee then reviews the recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions, as well as the survey data, and arrives at new base salary levels for each of the Named Executive Officers, including the Chief Executive Officer. These new base salary levels are then recommended by the Compensation Committee to the Board of Directors for approval.

         Annual Bonus Awards. Annual bonus awards are earned by each of the Company's executive officers based upon his or her satisfaction of performance milestones set at the beginning of the year. These milestones may be based upon corporate performance or individual performance, or both. The minimum amount of such awards, assuming satisfaction of the performance milestones, may be set forth in the executive officer's employment agreement. The Compensation Committee may determine that such bonus awards should be higher than the minimum amounts set forth in the employment agreements based upon any number of factors, including those factors (such as past and expected future contributions and survey data) which it considers in arriving at new base salary levels and other indicia of performance that may not have been taken into account in setting the performance milestones. Such other indicia of performance may include, among other things, the progress of the Company's research and development programs and business development activities, as well as the Company's success in securing capital sufficient to assist it in furthering its research activities. Each year, the Chief Executive Officer determines whether each of the other executive officers has satisfied his or her performance milestones, whether, in light of such determination, cash bonus awards should be made to such executive officers and if such awards should be made, whether the amounts thereof should be higher than the minimum amounts set forth in the employment agreements. Thereafter, the Chief Executive Officer makes recommendations to the Compensation Committee. The Compensation Committee then reviews the Chief Executive Officer's recommendations and determines the amount of each bonus award to recommend to the Board of Directors for approval. With respect to the fiscal year ended December 31, 1997, each of the Named Executive Officers earned a cash bonus award based upon his or her satisfaction of performance milestones, combined with a subjective assessment of individual performance. In determining the amount of each cash bonus award, the Compensation Committee also considered survey data to ensure, where appropriate, that the total compensation of each executive officer was competitive within the industry. These cash bonus awards ranged from approximately 19% to 46% of the base salaries of the Named Executive Officers.

         Stock Option Grants. Beginning as of January 1, 1996, all grants of stock options by the Company to its executive officers are made pursuant to its 1996 Incentive Plan (the "1996 Incentive Plan"). On October 2, 1997, the Compensation Committee approved four grants of stock options to the Company's executive officers under the 1996 Incentive Plan. All of such grants were made to such executive officers in recognition of their service to the Company during the fiscal year ending December 31, 1997, and to provide further incentive for their continued services. On December 2, 1997, and December 4, 1997, the Compensation Committee also approved the grant of stock options to all of its executive officers in respect of their performance during the fiscal year ending December 31, 1997. In determining the number of shares of Common Stock covered by each of these grants, the Compensation Committee considered the same factors which it generally considers in determining the salaries and cash bonus awards of executive officers. These grants were also designed to further the Company's executive compensation policy.

                  CEO Compensation

         In setting the compensation payable to Kathleen P. Mullinix, the Compensation Committee has sought to be competitive with other companies in the industry, while at the same time tying a significant portion of such compensation to Company performance. An employment agreement dated as of October 1, 1997, sets forth the terms and conditions of Dr. Mullinix's employment with the Company.

         Dr. Mullinix's base salary for the fiscal year ended December 31, 1997, was established based upon the Compensation Committee's evaluation of the Company's performance and Dr. Mullinix's personal performance, as well as its objective of having Dr. Mullinix's base salary remain competitive with salaries being paid to similarly situated chief executive officers. Accordingly, her 1997 base salary was set by the Compensation Committee at $250,000.

         The remaining components of Dr. Mullinix's compensation in respect of the fiscal year ended December 31, 1997, were entirely dependent upon Dr. Mullinix's performance during such year, which was in turn tied directly to the Company's performance. The Compensation Committee determined to award Dr. Mullinix a $115,000 cash bonus, as well as stock options to purchase 124,800 shares of Common Stock. These awards reflected the Compensation Committee's assessment of her favorable performance, which included her satisfaction of the performance goals established by the Compensation Committee at the beginning of the fiscal year ended December 31, 1997, as well as the corporate performance of the Company during such year. In particular, the Compensation Committee considered the consummation of the Company's collaboration with the Warner-Lambert Company and the extension of the Company's collaboration with Merck & Co., Inc., as well as the scientific progress made in each of the Company's collaborations and in internal programs. In addition, the Compensation Committee considered the Company's successful consummation of a follow-on public offering of its Common Stock in which the Company raised $33,822,000 in capital, net of underwriter commissions and offering costs. The stock options were granted at exercise prices equal to the fair market value of the Common Stock on the date of grant and, with the exception of stock options covering 4,800 shares of Common Stock which are immediately exercisable, are subject to vesting.

         Submitted by the
         Members of the Compensation Committee

         Jonathan J. Fleming
         Sandra Panem
         Alison Taunton-Rigby

Stock Performance Graph

         The following graph compares the percentage change in the cumulative stockholder return on the Company's Common Stock with the cumulative total return on The Nasdaq Stock Market Index and the BioCentury 100 Index (the "Line-Of-Business Index"). The Line-Of-Business Index, which is calculated and published on a weekly basis, represents the cumulative weekly close of 100 bioscience stocks. The comparison assumes that $100 was invested in each of the following: (i) the Company's Common Stock at the initial public offering price prior to trading on December 14, 1995, (ii) the Nasdaq Market Index prior to trading on December 14, 1995, and (iii) the Line-Of-Business Index after closing on December 15, 1995. (This date was chosen for the Line-Of-Business Index since it was the date nearest the Company's initial public offering date for which the Line-Of-Business Index was published.) Total return assumes reinvestment of dividends. However, the Company has not paid dividends on its Common Stock and no dividends are included in the representation of Company stock performance. The stock price performance on the graph is not necessarily indicative of future price performance.


[GRAPHIC OMITTED]



         Actual values expressed in the above performance graph are disclosed in the following table:

                             Beginning
                                of        ----------December 31,---------
                              Period        1995        1996        1997
                              -------     -------     -------     -------
Company                       $100.00     $106.00     $ 96.00     $ 87.00
Nasdaq Market Index           $100.00     $ 99.63     $122.55     $150.45
Line-Of-Business Index        $100.00     $114.30     $105.50     $ 84.00

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 2, 1998, with respect to
(i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and officers as a group.

                                                Amount
                                              and Nature
                                             of Beneficial       Percentage
Name and Address of Beneficial Owner(1)       Ownership          of Total(2)
---------------------------------------       ------------       -----------

Wanger Asset Management, L.P...........       1,051,000(3)          9.8%
   227 West Monroe Street, Suite 3000
   Chicago, Illinois 60606
BVF Partners L.P.......................       1,022,192(4)          9.6%
   333 West Wacker Drive, Suite 1600
   Chicago, Illinois 60606
T. Rowe Price Associates, Inc..........         779,000(5)          7.3%
   100 East Pratt Street
   Baltimore, Maryland 21202
Novartis Produkte A.G..................         695,715(6)          6.5%
   Schwarzwaldallee 215
   CH-4002 Basle
   Switzerland
Jonathan J. Fleming....................         274,539(7)          2.6%
Zola P. Horovitz, Ph.D.................           7,936(8)           *
Eric R. Kandel, M.D....................          40,283(9)           *
John E. Lyons..........................          7,833(10)           *
Kathleen P. Mullinix, Ph.D.............        251,167(11)          2.3%
Sandra Panem, Ph.D.....................          4,236(12)           *
Alison Taunton-Rigby, Ph.D.............          7,936(13)           *
Lisa L. Reiter.........................         34,955(14)           *
Robert L. Spence.......................         60,939(15)           *
Robert I. Taber, Ph.D..................         48,951(16)           *
Richard L. Weinshank, Ph.D.............         27,000(17)           *
All officers and directors as a group
 (11 persons)..........................        765,775(18)          7.0%


*     Less than 1%.
(1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 215 College Road, Paramus, New Jersey 07652. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.
(2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of March 2, 1998, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

(3) These shares are beneficially owned by Wanger Asset Management, L.P. ("WAM"), Wanger Asset Management Ltd. ("WAM Ltd."), and Acorn Investment Trust ("Acorn"). WAM is an investment advisor registered under the Investment Advisers Act of 1940. WAM Ltd. is the general partner of WAM. Acorn is an investment company registered under the Investment Company Act of 1940. The information relating to WAM, WAM Ltd. and Acorn contained herein was obtained from a Schedule 13G filed with the SEC on February 6, 1998.
(4) These shares are beneficially owned by BVF Partners L.P. ("Partners"), and BVF Inc. ("BVF Inc."), the general partner and investment advisor to Partners. Partners is the general partner of Biotechnology Value Fund, L.P. ("BVF, L.P."), an investment limited partnership which beneficially owns 515,592 of such shares. The information relating to Partners, BVF Inc. and BVF, L.P. contained herein was obtained from Amendment No. 2 to a
      Schedule 13D filed with the SEC on February 27, 1998.
(5) These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The information relating to Price Associates contained herein was obtained from a Schedule 13G filed by such entity with the SEC on February 12, 1998.
(6) The information relating to Novartis Produkte AG was obtained from Amendment No. 1 to a Schedule 13G filed with the SEC on March 6, 1998.
(7) Consists of an aggregate of (a) 269,703 shares of Common Stock held by Chestnut III Limited Partnership ("CIII"), Chestnut Capital International III Limited Partnership ("CCI"), MVP Investors Limited Partnership ("MVP"), Late Stage Fund 1990 Limited Partnership ("LSFI") and Late Stage Fund 1991 Limited Partnership ("LSFII"), (b) 200 shares of Common Stock owned by the individual retirement account of Amy Fleming, Mr. Fleming's spouse, (c) 200 shares of Common Stock owned by the individual retirement account of Mr. Fleming, (d) 1,000 shares of Common Stock owned jointly by Mr. Fleming and his spouse, Amy Fleming and (e) 3,436 shares of Common Stock which Mr. Fleming has the right to acquire within 60 days after March 2, 1998. Mr. Fleming, a director of the Company, is a general partner of each of (i) MVP Capital Limited Partnership, which is investment general partner of CCI, LSFI and LSFII, (ii) Chestnut III
      Management Limited Partnership, which is investment general partner of CIII and (iii) MVP. Mr. Fleming has shared voting and investment power with respect to the shares referred to in the foregoing clause (a) and may be deemed to be the beneficial owner of such shares. Mr. Fleming disclaims beneficial ownership of all of such shares, except those shares representing his pro rata interest in the partnerships referred to therein. Mr. Fleming may also be deemed to be the beneficial owner of the other shares referred to in the foregoing clauses (b) through (e). Mr. Fleming expressly disclaims beneficial ownership of the shares referred to in clause (b).
(8) Consists of an aggregate of (a) 4,500 shares of Common Stock and (b) 3,436 shares of Common Stock which Dr. Horovitz has the right to acquire within 60 days after March 2, 1998.
(9) Consists of an aggregate of (a) 36,847 shares of Common Stock and (b) 3,436 shares of Common Stock which Dr. Kandel has the right to acquire within 60 days after March 2, 1998.
(10) Consists of an aggregate of (a) 4,397 shares of Common Stock and (b) 3,436 shares of Common Stock which Mr. Lyons has the right to acquire within 60 days after March 2, 1998.
(11) Consists of an aggregate of (a) 92,415 shares of Common Stock, (b) 379 shares of Common Stock owned by the individual retirement account of Dr. Mullinix and (c) 158,373 shares of Common Stock which Dr. Mullinix has the right to acquire within 60 days after March 2, 1998.
(12) Consists of an aggregate of (a) 800 shares of Common Stock and (b) 3,436 shares of Common Stock which Dr. Panem has the right to acquire within 60 days after March 2, 1998.
(13) Consists of an aggregate of (a) 4,500 shares of Common Stock and (b) 3,436 shares of Common Stock which Dr. Taunton-Rigby has the right to acquire within 60 days after March 2, 1998.

(14) Consists of (a) 853 shares of Common Stock and (b) 34,102 shares of Common Stock which Ms. Reiter has the right to acquire within 60 days after March 2, 1998.
(15) Consists of (a) 31,708 shares of Common Stock, (b) 7,684 shares of Common Stock held by Linda Spence, Mr. Spence's spouse, as custodian for Blake Spence, Mr. Spence's son, under the Uniform Gifts to Minors Act, and (c) 21,547 shares of Common Stock which Mr. Spence has the right to acquire within 60 days after March 2, 1998. Mr. Spence disclaims beneficial ownership of the shares held by Linda Spence.
(16) Consists of (a) 30,214 shares of Common Stock and (b) 18,737 shares of Common Stock which Dr. Taber has the right to acquire within 60 days after March 2, 1998.
(17) Consists of (a) 5,684 shares of Common Stock and (b) 21,316 shares of Common Stock which Dr. Weinshank has the right to acquire within 60 days after March 2, 1998.
(18) Includes (a) 491,084 shares of Common Stock and (b) 274,691 shares of Common Stock which such persons have the right to acquire within 60 days of March 2, 1998. Included are shares held by venture capital funds with which directors and officers listed above are associated.

                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENTS TO
                             THE 1996 INCENTIVE PLAN

      The Company in the past has used stock options to attract and retain employees and consultants in the belief that stock ownership and stock-related compensation devices encourage a community of interest between employees and consultants, on the one hand, and stockholders, on the other hand. Under the 1996 Incentive Plan, the maximum number of shares of Common Stock that may be the subject of awards is 1,100,000 (plus any shares that are the subject of canceled or forfeited awards). As fewer than 247,000 of such shares remained available for awards under the 1996 Incentive Plan at March 2, 1998, in the opinion of the Board of Directors it is appropriate to consider an amendment to the 1996 Incentive Plan to increase the number of shares that may be the subject of awards under such Plan. Accordingly, the Board of Directors has adopted, subject to approval by the Company's stockholders, an amendment to increase the maximum number of shares available for awards under the 1996 Incentive Plan from 1,100,000 to 2,100,000. Options under the 1996 Incentive Plan may be granted from time to time to employees and consultants of the Company. As of March 2, 1998, there were approximately 135 employees and consultants of the Company, including executive officers and certain other high-ranking employees of the Company, who were eligible to participate in the 1996 Incentive Plan.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a Federal income tax deduction to any publicly held corporation for certain compensation paid to any covered executive officer to the extent such compensation for the taxable year exceeds $1,000,000. An exception to this deduction limitation is provided for qualified "performance-based" compensation. Compensation attributable to stock options and stock appreciation rights granted by the Company through May 1999 is not subject to the deduction limitation due to certain transition rules under Section
162(m). However, in order for compensation attributable to stock options and stock appreciation rights that may subsequently be awarded under the Company's 1996 Incentive Plan to qualify as performance-based compensation under Section 162(m), the 1996 Incentive Plan must be amended to state the maximum number of shares with respect to which stock options or stock appreciation rights may be granted during a specified period to any individual participant, and such amendment must be disclosed to and approved by the Company's stockholders before the awards are made. Accordingly, the Board of Directors has adopted, subject to approval by the Company's stockholders, an additional amendment to the 1996 Incentive Plan. This amendment limits the aggregate number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any individual participant under the 1996 Incentive Plan during any two-year period to 250,000 shares.

         Stockholders are being asked to consider and vote upon the two amendments.

         The 1996 Incentive Plan was adopted by the Board of Directors and approved by the stockholders of the Company in October 1995. The principal terms of the 1996 Incentive Plan (including the proposed amendments) are summarized below.

         General; Eligibility; Maximum Number of Shares

         The 1996 Incentive Plan provides for the grant of options to purchase shares of Common Stock and the sale of shares of Common Stock to employees and consultants of the Company. The 1996 Incentive Plan also provides for the grant of stock appreciation rights and the award of tax offset payments. The maximum number of shares of Common Stock that may be the subject of awards under the 1996 Incentive Plan is 1,100,000 (plus any shares that are the subject of canceled or forfeited awards), subject to adjustment upon the occurrence of certain events. The Board of Directors is proposing to increase such maximum number of shares of Common Stock that may be the subject of awards under the 1996 Incentive Plan to 2,100,000. In addition, the Board of Directors is proposing that the aggregate number of shares of Common Stock that may be represented by grants of stock options or stock appreciation rights to any individual during any two-year period be limited to 250,000 shares, subject to adjustment under certain circumstances pursuant to Article 12 of the 1996 Incentive Plan.

         Administration

         The 1996 Incentive Plan is administered by the Compensation Committee, which has the power and authority under the 1996 Incentive Plan to determine which of the Company's employees and consultants will receive awards, the time or times at which awards will be made, the nature and amount of the awards, the exercise or purchase price, if any, of such awards, and such other terms and conditions applicable to awards as it determines to be appropriate or advisable.

         Nature of Awards

         Options granted under the 1996 Incentive Plan may be either nonstatutory stock options or options intended to qualify as incentive stock options under Section 422 of the Code. The term of incentive stock options granted under the 1996 Incentive Plan cannot extend beyond ten years from the date of grant (or in the case of incentive stock options granted to an individual who is a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant (a "10% Person"), five years from the date of grant).

         Shares of Common Stock may either be awarded or sold under the 1996 Incentive Plan and may be issued or sold with or without vesting and other restrictions, as determined by the Compensation Committee.

         The  Compensation   Committee  may  also  grant,  in  combination  with
nonstatutory stock options and incentive stock options, stock appreciation rights ("Tandem SARs"), or may grant Tandem SARs as an addition to outstanding nonstatutory stock options. A Tandem SAR permits the participant, in lieu of exercising the corresponding option, to elect to receive any appreciation in the value of the shares subject to such option directly from the Company in shares of Common Stock. The amount payable by the Company upon the exercise of a Tandem SAR is measured by the difference between the market value of such shares at the time of exercise and the option exercise price. Generally, Tandem SARs may be exercised at any time after the underlying option vests. Upon the exercise of a Tandem SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a Tandem SAR is attached, the Tandem SAR may no longer be exercised to the extent that the corresponding option has been exercised. Nontandem stock appreciation rights ("Nontandem SARs") may also be awarded by the Compensation Committee. A Nontandem SAR permits the participant to elect to receive from the Company that number of shares of Common Stock having an aggregate market value equal to the excess of the market value of the shares covered by the Nontandem SAR on the date of exercise over the aggregate base price of such shares as determined by the Compensation Committee. With respect to both Tandem and Nontandem SARs, the Compensation Committee may determine to cause the Company to settle its obligations arising out of the exercise of such rights in cash or a combination of cash and shares, in lieu of issuing shares only.

         Under the 1996 Incentive Plan, the Compensation Committee may also award tax offset payments to assist employees in paying income taxes incurred as a result of their participation in the 1996 Incentive Plan. The amount of the tax offset payments will be determined by applying a percentage established from time to time by the Compensation Committee to all or a portion of the taxable income recognizable by the employee upon: (i) the exercise of a nonstatutory stock option or an SAR; (ii) the disposition of shares received upon exercise of an incentive stock option; (iii) the lapse of restrictions on restricted shares; or (iv) the award of unrestricted shares.

         Vesting

         Under the 1996 Incentive Plan, the Compensation Committee may establish with respect to each option or shares awarded or sold such vesting provisions as it determines to be appropriate or advisable. Unvested options will automatically terminate within a specified period of time following the termination of the holder's relationship with the Company and in no event beyond the expiration of the term. The Company may either repurchase unvested shares of Common Stock at their original purchase price upon the termination of the holder's relationship with the Company or cause the forfeiture of such shares, as determined by the Compensation Committee. All options granted and shares sold under the 1996 Incentive Plan to employees of the Company may, in the discretion of the Committee, become fully vested upon the occurrence of certain corporate transactions if the holders thereof are terminated in connection therewith.

         Exercise Price; Purchase Price

         The exercise price of options granted and the purchase price of shares sold under the 1996 Incentive Plan are determined by the Compensation Committee, but may not, in the case of incentive stock options, be less than the fair market value of the Common Stock on the date of grant (or, in the case of incentive stock options granted to a 10% Person, 110% of such fair market value), as determined by the Compensation Committee.

         Adjustments; Amendments; Termination

         The number and class of shares available under the 1996 Incentive Plan may be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. At the time of grant of any award, the Compensation Committee may provide that the number and class of shares issuable in connection with such award be adjusted in certain circumstances to prevent dilution or enlargement of rights.

         The Board of Directors may suspend, amend, modify or terminate the 1996 Incentive Plan. However, the Company's stockholders must approve any amendment that would (i) materially increase the aggregate number of shares issuable under the 1996 Incentive Plan, (ii) materially increase the benefits accruing to employees under the 1996 Incentive Plan or (iii) materially modify the requirements for eligibility to participate in the 1996 Incentive Plan. Awards made prior to the termination of the 1996 Incentive Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 1996 Incentive Plan shall adversely affect the rights of an employee or consultant in awards previously granted without such employee's or consultant's consent.

         Federal Income Tax Consequences

         The following is only a summary of certain Federal income tax consequences to recipients of awards under the 1996 Incentive Plan and to the Company with respect to such awards.

                  Nonstatutory Stock Options

         The following general rules are applicable with respect to nonstatutory stock options granted pursuant to the 1996 Incentive Plan, but assume that such options do not have a "readily ascertainable fair market value" (as such term is defined in the regulations promulgated under Section 83 of the Code) at the time of grant:

                  1. The optionee will not recognize any income on the grant of a nonstatutory stock option.

                  2. The optionee will recognize ordinary compensation income on the date of exercise of a nonstatutory stock option in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor.

                  3. When an optionee sells shares acquired through the exercise of a nonstatutory stock option, he or she will recognize gain or loss in an amount equal to the difference between the fair market value of the shares on the date of exercise and his or her selling price. Such gain or loss will be characterized as capital gain or loss if the shares are held as a capital asset immediately before their sale. If the optionee holds the shares for the requisite one-year statutory holding period, this gain or loss will be treated as long-term capital gain or loss.

                  4. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee. The amount of the Company's allowable deduction will be equal to the compensation income recognized by the optionee.

                  Incentive Stock Options

         The following general rules are applicable with respect to incentive stock options granted pursuant to the 1996 Incentive Plan:

                  1. If the optionee is not a 10% Person (or if the optionee is a 10% Person and the exercise price is at least 110% of the fair market value of the shares at the date of grant), no taxable income results to the optionee upon the grant of an incentive stock option or upon the issuance of shares to him or her upon exercise of such option.

                  2. No tax deduction is allowed to the Company upon either grant or exercise of an incentive stock option.

                  3. If shares acquired upon exercise of an incentive stock option are not disposed of (i) within two years following the date the incentive stock option was granted or (ii) within one year following the date the shares are transferred to him or her pursuant to the option exercise, the difference between the amount realized on any disposition of the shares thereafter and the exercise price will be treated as long-term capital gain or loss to the optionee provided that such shares are held as a capital asset immediately before their sale.

                  4. If shares acquired upon exercise of an incentive stock option are disposed of before the expiration of either of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the exercise price and (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income.

                  5. In any year that an optionee recognizes ordinary compensation income on the disposition of an incentive stock option, the Company will generally be entitled to a corresponding tax deduction in the same amount.

                  6. Upon the disposition of shares prior to the expiration of the requisite holding period, any excess of the amount realized by the optionee on disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain (provided such shares are held as capital assets immediately prior to such disposition), depending upon the time elapsed between receipt and disposition of such shares.

         In addition to the tax consequences described above, incentive stock options granted to an optionee may result in a further "alternative minimum tax" to the optionee under the Code. In such case, an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price will be included as a positive adjustment to income in determining the alternative minimum taxable income of the optionee as of the date of exercise.

                  Stock Awards

         The following general rules are applicable with respect to stock awards made pursuant to the 1996 Incentive Plan:

                  1. If the shares acquired are subject to repurchase by the Company at the original purchase price in the event of the individual's termination of service prior to vesting in such shares, the individual will not recognize any taxable income at the time of the award but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to such shares over (ii) the purchase price paid for the shares.

                  2. The individual may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of his or her purchase of the shares an amount equal to the excess of (i) the fair market value of the purchased shares on the date of purchase
         (determined as if the shares were not subject to the Company's repurchase right) over (ii) the purchase price paid for such shares. If the Section 83(b) election is made, the individual will not recognize any additional income as and when the Company's repurchase right lapses.

                  3. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the individual with respect to the purchased shares. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the individual. In the event, however, that the shares are repurchased by the Company at the original purchase price prior to the date that such shares vest and the individual made a
         Section 83(b) election with respect to such shares, no deduction will be allowed to such individual in respect of such Company repurchase.

                  Stock Appreciation Rights

         An individual who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to (i) in the case of a Tandem SAR, the amount of the appreciation distribution and (ii) in the case of a Nontandem SAR, the aggregate market value of the shares of Common Stock received upon exercise thereof.

The Company will generally be entitled to a business expense deduction equal to the amount recognized by the individual for the taxable year of the Company in which such amount is so recognized by the individual.

                  Tax Offset Payments

         An individual who is awarded a tax offset payment will recognize ordinary income in the year of such award equal to the amount of such payment. The Company will be entitled to a business expense deduction equal to the amount recognized by the individual for the taxable year of the Company in which such amount is so recognized by the individual.

                  Miscellaneous

         The 1996 Incentive Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974. The provisions of Section 401(a) of the Code are therefore not applicable to the 1996 Incentive Plan.

                  Allocation of Benefits

         The following table illustrates the allocation of benefits to be made over the life of the 1996 Incentive Plan:

                                  Plan Benefits
                               1996 Incentive Plan


Named Executive Officer or Group                     Number of Options(1)
--------------------------------                     --------------------
Kathleen P. Mullinix                                    not determinable
Robert I. Taber                                         not determinable
Robert L. Spence                                        not determinable
Lisa L. Reiter                                          not determinable
Richard L. Weinshank                                    not determinable
Executive Group                                         not determinable
Non-Executive Director Group                                   -0-
Non-Executive Officer Employee Group                    not determinable


(1) The allocation of awards under the 1996 Incentive Plan is not currently determinable as such allocation is dependent upon future decisions to be made by the Compensation Committee in its sole discretion, subject to applicable provisions of the 1996 Incentive Plan. As of March 2, 1998, stock option grants had been made under the 1996 Incentive Plan covering the following number of shares of Common Stock at exercise prices ranging from $2.00 to $16.75 per share: Dr. Mullinix, 159,800 shares; Dr. Taber, 26,200 shares; Mr. Spence, 67,400 shares; Ms. Reiter, 52,800 shares; Dr. Weinshank, 40,500 shares; all executive officer employees as a group, 346,700 shares; and all non-executive officer employees as a group, 507,488 shares, net of all forfeitures.

         In order to continue the Company's objectives of providing important incentives to retain in the employ of the Company persons of training, experience and ability, of attracting new employees and consultants whose services are considered unusually valuable and of encouraging the sense of proprietorship and stimulating the active interest of such persons in the development and financial success of the Company, the Board of Directors recommends approval of the amendment to the 1996 Incentive Plan so as to make additional shares of Common Stock available for the granting of awards under such Plan. In addition, the Board of Directors recommends approval of the amendment to the 1996 Incentive Plan imposing a limit on the maximum number of shares of Common Stock with respect to which awards may be granted to any individual participant during any two-year period so as to bring the 1996 Incentive Plan into compliance with Section 162(m) of the Code. The 1996 Incentive Plan, as proposed to be amended pursuant to this Proposal No. 2, is set forth in its entirety as Exhibit A hereto. The proposed amendments are set forth in italics on said Exhibit A. In accordance with SEC Rule 16b- 3(a), approval of the 1996 Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting.

         If the stockholders approve this Proposal No. 2 at the Annual Meeting, the amendments will become effective immediately. In the absence of stockholder approval of this Proposal No. 2, such amendments will not take effect. In such event, however, the Board of Directors may determine to reconsider such amendments and re-present the amendments to stockholders for their approval at the 1999 Annual Meeting of Stockholders. If this Proposal No. 2 is not approved, then (i) the Company expects that by December 31, 1998, there will no longer be any shares of Common Stock available for awards under the 1996 Incentive Plan and (ii) compensation attributable to awards granted under the 1996 Incentive Plan after the 1999 Annual Meeting of Stockholders will not qualify as performance-based compensation and, as a result, under certain circumstances the Company may be denied a business expense deduction for such compensation.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote "FOR" this proposal.

                                 PROPOSAL NO. 3

                                 RATIFICATION OF
                              INDEPENDENT AUDITORS

         The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider the appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the Company's and its stockholders' best interests.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


Recommendation of the Board of Directors

         The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998.


                 STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

         Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1999 must be received by the Company no later than January 1, 1999, in order to be included in the proxy statement and related proxy materials.


                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 215 COLLEGE ROAD, PARAMUS, NEW JERSEY 07652.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


Dated:  April 13, 1998



                                             By Order of the Board of Directors

                                             /s/Lisa L. Reiter
                                             Secretary

                                                                    Exhibit A


                       SYNAPTIC PHARMACEUTICAL CORPORATION

                               1996 INCENTIVE PLAN


                                    ARTICLE 1

                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment and Effective Date. Synaptic Pharmaceutical Corporation, a Delaware corporation (the "Corporation"), hereby establishes a stock incentive plan to be known as the "Synaptic Pharmaceutical Corporation 1996 Incentive Plan" (the "Plan"). The Plan shall become effective as of January 1, 1996, subject to the approval of the stockholders of the Corporation. In the event that such stockholder approval is not obtained, any awards made hereunder shall be cancelled and all rights of employees and consultants with respect to such awards shall thereupon cease. Upon approval of the Plan by the Board of Directors of the Corporation (the "Board"), awards may be made by the Board's Compensation Committee (the "Committee"), as provided herein.

         1.2 Purpose. The purpose of the Plan is to encourage and enable key employees and consultants (subject to such requirements as may be prescribed by the Committee) of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of the Corporation's common stock, par value $0.01 per share ("Common Stock"), and other rights with respect to the Common Stock. Such ownership will provide such employees and consultants with a more direct stake in the future welfare of the Corporation and encourage them to remain with the Corporation and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Corporation and its subsidiaries.


                                    ARTICLE 2

                                     AWARDS

         2.1 Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), as described in Article 6 hereof, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock which are subject to vesting requirements as provided in Article 9 hereof ("Restricted Shares"); (v) shares of Common Stock that are not subject to any vesting requirements ("Unrestricted Shares"); and (vi) tax offset payments ("Tax Offset Payments"), as described in Article 11 hereof.

         2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 2,100,000 (as constituted on March 6, 1998), subject to adjustment pursuant to Article 12 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Rights under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares shall be available for subsequent awards under the Plan, upon such terms as the Committee may determine. The aggregate number of shares of Common Stock that may be represented by grants of Options or Stock Appreciation Rights made to any individual during any two-year period may not exceed 250,000 shares, subject to adjustment pursuant to Article 12 hereof.

         2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, in its sole discretion, to require employees to return to the Corporation awards previously granted under the Plan. Subject to the provisions of the Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.


                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 Committee. Awards shall be determined, and the Plan shall be administered, by the Committee as appointed from time to time by the Board, which Committee shall consist of not less than two (2) members of the Board; provided, however, that from and after the consummation of the initial public offering of the Common Stock and so long as the Plan shall be required to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order to permit transactions pursuant to the Plan by employees of the Corporation to be exempt from the provisions of Section 16(b) of the 1934 Act, each member of the Committee, at the effective date of his appointment to the Committee, shall be a "disinterested person," as that term is defined in subparagraph (c)(2)(i) of Rule 16b-3, as in effect from time to time, under the 1934 Act.

         3.2 Powers of the Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option, the time or times at which each Option shall become exercisable and the duration of the exercise period applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights, (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant or cause to be sold Restricted Shares and to determine the purchase price, if any, of such shares and the vesting period and other conditions and restrictions applicable to such shares; (v) to grant or cause to be sold Unrestricted Shares and to determine the purchase price, if any, of such shares; (vi) to determine the amount of, and to make, Tax Offset Payments; (vii) to determine the employees and the consultants to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Unrestricted Shares and Tax Offset Payments shall be granted or made and (viii) to take all other actions contemplated to be taken by the Committee under the Plan, including, but not limited to, authorizing the amendment of any written agreement relating to any award made hereunder. Without limiting the foregoing, in the event of a merger, consolidation, combination, exchange of shares, separation, spin-off, reorganization, liquidation or other similar transaction, the Committee may, in its sole discretion, accelerate the lapse of

Restricted Periods and other vesting periods and waiting periods and extend the exercise periods applicable to any award made under the Plan.

         3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan to fail to comply with the "disinterested administration" rules under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

         3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all employees and consultants who have received awards under the Plan and all other interested persons.

         3.5 Liability; Indemnification. No member of the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Corporation.


                                    ARTICLE 4

                                   ELIGIBILITY

                  Awards may be made to all employees and consultants of the Corporation or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee). Awards may be made to a director of the Corporation who is not also a member of the Committee, provided that the director is also an employee. In determining the employees and consultants to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such employees and consultants, their present and potential contributions to the success of the Corporation and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

                  Notwithstanding the foregoing, only employees of the Corporation and any present or future corporation which is or may be a "subsidiary corporation" of the Corporation (as such term is defined in Section 424 (f) of the Code) shall be eligible to receive Incentive Stock Options.

                                    ARTICLE 5

                                  STOCK OPTIONS

         5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

         5.2 Designation as Non-qualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 14 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

         5.3 Option Price. The purchase price per share under each Incentive Stock Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share under each Non-qualified Stock Option shall be determined by the Committee. In no case, however, shall the purchase price per share of either an Incentive Stock Option or Non-qualified Stock Option be less than the par value of the Common Stock ($0.01). In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

                  The "Market Price" of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be, in the sole discretion of the Committee, either (x) the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day or
(y) the closing price reported on the Consolidated Trading listing for such day;
(ii) if the Common Stock is quoted on the NASDAQ interdealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day. In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of Section 422(b)(4) of the Code.

                  The Option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Rights granted with respect to such Option.

         5.4 Limitation on Amount of Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and any subsidiary) shall not exceed $100,000.

         5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by the stockholders of the Corporation.

         5.6 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon the exercise of Options shall be paid for at the time of purchase. Such payment shall be made in cash or, in the sole discretion of the Committee, through delivery of shares of Common Stock, installment payments under the optionee's promissory note or a combination of cash, Common Stock and/or installment payments, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise. Upon receipt of a notice of exercise and payment in accordance with procedures to be established by the Committee, the Corporation or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such shares.

                  The Committee in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with the Plan, lend money to an optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with an optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares of Common Stock that the optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the applicable Federal rate (within the meaning of Section 1274 of the Code), and (iv) contain such other terms as the Committee in its sole discretion shall require. In the event that payment for exercised Options is made through the delivery of shares of Common Stock, the Committee, in accordance with procedures established by the Committee, may grant Non-qualified Stock Options ("Restoration Options") to the person exercising the Option for the purchase of a number of shares equal to the number of shares of Common Stock delivered to the Corporation in connection with the payment of the exercise price of the Option and the payment of or surrender of shares for any withholding taxes due upon such exercise. The purchase price per share under each Restoration Option shall be the Market Price of the Common Stock on the date the Restoration Option is granted.

         5.7 Term. The term of each Option granted hereunder shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

         5.8 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate representing such shares is issued to such recipient. Except as otherwise expressly provided in the Plan or by the Committee, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

                  The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Corporation represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

         5.10 Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be cancelled with respect to an equal number of shares of Common Stock.


                                    ARTICLE 6

                            STOCK APPRECIATION RIGHTS

         6.1 Grants of Stock  Appreciation  Rights.  Tandem  Stock  Appreciation
Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 6.4 below. The base price of any Nontandem Stock Appreciation Rights shall be not less than 100% of the Market Price of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Committee shall determine.

         6.2 Limitations on Exercise. Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Committee shall determine.

         6.3 Surrender or Exchange of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall entitle the recipient to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

         6.4 Exercise of Nontandem Stock Appreciation Rights. The exercise of Nontandem Stock Appreciation Rights shall entitle the recipient to receive from the Corporation that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised.
Cash shall be delivered in lieu of any fractional shares.

         6.5 Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of any Stock Appreciation Rights, the Corporation shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 6.3 or 6.4 hereof and cash in an amount equal to the Market Price, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 6.6 hereof, deliver to the recipient an amount in cash equal to the Market Price, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

         6.6 Cash Settlement. The Committee, in its sole discretion, may cause the Corporation to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Market Price of such shares on the date of exercise.


                                    ARTICLE 7

           NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

                  No Option or Stock Appreciation Rights may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Rights shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Stock Appreciation Rights not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Rights may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section
8.3 hereof.

                  Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options or Stock Appreciation Rights granted hereunder to provide that the recipient of such Non-qualified
Stock Options or Stock Appreciation Rights may transfer any of such Non-qualified Stock Options or Stock Appreciation Rights other than by will or the laws of descent and distribution in any manner authorized under applicable law; provided, however, that in no event may the Committee permit any transfers which would cause the Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the 1934 Act or which would cause any recipient of awards hereunder to fail to be entitled to the benefits Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act or be subject to liability thereunder.


                                    ARTICLE 8

                      EFFECT OF TERMINATION OF EMPLOYMENT,
                        DISABILITY, RETIREMENT, OR DEATH

         8.1 General Rule. Except as expressly provided in the written agreement relating to any Option or Stock Appreciation Rights or as otherwise expressly determined by the Committee in its sole discretion, in the event that a recipient of Options or Stock Appreciation Rights ceases to be an employee or consultant of the Corporation and its subsidiaries (a "Terminated Person") for any reason other than Disability or Retirement (as hereinafter defined) or death, any Options or Stock Appreciation Rights which were held by such Person on the date on which he or she ceased to be an employee or consultant (the "Termination Date") and which were otherwise exercisable on such Date shall expire unless exercised within the period of 30 days following the Termination Date, but in no event after the expiration of the exercise period of such Options or Stock Appreciation Rights.

                  Except as expressly provided in the written agreement relating to the Options or Stock Appreciation Rights or as otherwise expressly determined by the Committee in its sole discretion, the Committee may, in its sole discretion, cause any Option or Stock Appreciation Rights to be forfeited upon an employee's termination of employment or the termination of a consultant's consulting arrangement if the employee or consultant was terminated for one (or more) of the following reasons: (i) the employee's or consultant's conviction, or plea of guilty or nolo contendere to the commission, of a felony, (ii) the employee's or consultant's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a subsidiary,
(iii) an act of dishonesty by the employee or consultant resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a subsidiary, (iv) any breach of the employee's or consultant's fiduciary duties to the Corporation, (v) the employee's or consultant's willful failure to perform those duties which the employee or consultant is required to perform as an employee or consultant of the Corporation or a subsidiary, (vi) in the case of an employee, a failure to devote his full time and attention exclusively to the business and affairs of the Corporation or a subsidiary; provided, however, that "cause," in the case of an employee or consultant who has an employment or consulting agreement with the Corporation or a subsidiary thereof, shall have the meaning, if any, set forth in such employment or consulting agreement. It shall be within the sole discretion of the Committee to determine whether an employee's or consultant's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

         8.2 Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option or Stock Appreciation Rights granted under the Plan or as otherwise determined by the Committee in its sole discretion, in the event of a termination of employment or consulting arrangement of a Terminated Person due to the Disability or Retirement of such Person, any Options or Stock Appreciation Rights which were held by such Person on the Termination Date and which were otherwise exercisable on such Date shall expire unless exercised within the period of 180 days following such Date, but in no event after the expiration date of the exercise period of such Options or Stock Appreciation Rights; provided, however, that any Incentive Stock Option of such Terminated Person shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the Termination Date (or within one
(1) year in the case of an  employee  who is  "disabled"  within the  meaning of
Section 22(e)(3) of the Code).

                  "Disability" shall mean any termination of employment or consulting arrangement with the Corporation or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion. "Retirement" shall mean a termination of employment or consulting arrangement with the Corporation or a subsidiary with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

         8.3 Death. Except as expressly provided in the written agreement relating to the Options or Stock Appreciation Rights or as otherwise expressly determined by the Committee in its sole discretion, in the event of the death of a recipient of Options or Stock Appreciation Rights while an employee or consultant of the Corporation or any subsidiary, any Options or Stock Appreciation Rights which were held by such Person at the date of death and which were otherwise exercisable on such date shall be exercisable by the beneficiary designated by the employee or consultant for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees for a period of one (1) year from the date of death, but in no event later than the expiration date of the exercise period of such Options or Stock Appreciation Rights, at which time such Options or Stock Appreciation Rights shall expire; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of the recipient's death.

                  In the event of the death of a Terminated Person following a termination of employment due to Disability or Retirement, any Options or Stock Appreciation Rights which were held by such Person on the Termination Date and which were exercisable on such Date shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees for a period of one (1) year from the date of death but in no event later than the expiration date of the exercise period of such Options or Stock Appreciation Rights, at which time such Options or Stock Appreciation Rights shall expire; provided, however, that any Incentive Stock Option of such Terminated Person shall no longer be treated as an Incentive Stock Option within three (3) months of the date of such Termination Date (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

         8.4 Termination of Unvested Options. All Options and Stock Appreciation Rights which were not exercisable by a Terminated Person as of the Termination Date of such Terminated Person shall terminate as of such Date, except as expressly provided in the written agreement relating to the Options or Stock Appreciation Rights or as otherwise expressly determined by the Committee in its sole discretion. Options and Stock Appreciation Rights shall not be affected by any change of employment so long as the recipient continues to be employed by either the Corporation or a subsidiary.


                                    ARTICLE 9

                                RESTRICTED SHARES

         9.1 Grant or Sale of Restricted Shares. The Committee may from time to time cause the Corporation to grant or to sell Restricted Shares under the Plan to employees and consultants, subject to such restrictions, conditions and other terms as the Committee may determine. The purchase price, if any, for Restricted Shares shall be determined by the Committee in its sole discretion.

         9.2 Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period over which such Restricted Shares will vest (the "Restricted Period"). Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. The Committee may also, in its sole discretion, at any time shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

         9.3 Restricted Stock Certificates. The Corporation shall issue, in the name of each employee or consultant to whom Restricted Shares have been granted or sold, stock certificates representing the total number of Restricted Shares granted or sold to the employee or consultant, as soon as reasonably practicable after the grant or sale. The Corporation, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the employee's or consultant's benefit until such time as the Restricted Shares are forfeited to or repurchased by the Corporation or the restrictions lapse.

         9.4 Rights of Holders of Restricted Shares. Holders of Restricted Shares shall have the right to vote such shares and the right to receive any cash dividends with respect to such shares. All distributions, if any, received by an employee or consultant with respect to Restricted Shares as a result of any stock split, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 9.

         9.5 Forfeiture; Repurchase. Except as expressly provided in the written agreement relating to the Options or Stock Appreciation Rights or as otherwise expressly determined by the Committee in its sole discretion, any Restricted Shares held by an employee or consultant pursuant to the Plan shall be forfeited or subject to repurchase by the Corporation at a price equal to the original price paid therefor by the employee or consultant upon the termination of his or her employment or consulting arrangement with the Corporation or its subsidiaries, as the case may be, prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon any such forfeiture or repurchase, the Restricted Shares shall be retained in the treasury of the Corporation and available for subsequent awards under the Plan, unless the Committee directs that such Restricted Shares be cancelled.

         9.6 Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period applicable to any Restricted Shares and the satisfaction of any other conditions prescribed by the Committee that are applicable to such Shares, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the employee, consultant, beneficiary or estate, as the case may be.


                                   ARTICLE 10

                               UNRESTRICTED SHARES

         10.1 Grant or Sale of Unrestricted Shares. The Committee may cause the Corporation to grant or to sell Unrestricted Shares to employees and consultants at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. The purchase price, if any, for Unrestricted Shares shall be determined by the Committee in its sole discretion.

         10.2 Delivery of Unrestricted Shares. The Corporation shall issue, in the name of each employee or consultant to whom Unrestricted Shares have been granted or sold, stock certificates representing the total number of Unrestricted Shares granted or sold to the employee or consultant, and shall deliver such certificates to the employee or consultant as soon as reasonably practicable after the date of grant or sale or on such later date as the Committee shall determine at the time of grant or sale.

                                   ARTICLE 11

                               TAX OFFSET PAYMENTS

         The Committee shall have the authority at the time of any award under the Plan or anytime thereafter to make Tax Offset Payments to assist employees in paying income taxes incurred as a result of their participation in the Plan. The Tax Offset Payments shall be determined by applying a percentage established by the Committee to all or a portion (as the Committee shall determine) of the taxable income recognizable by an employee upon (i) the exercise of Non-qualified Stock Options or Stock Appreciation Rights, (ii) the disposition of shares received upon exercise of Incentive Stock Options, (iii) the lapse of restrictions on Restricted Shares or (iv) the award or sale of Unrestricted Shares. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist employees in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under
Article 7.


                                   ARTICLE 12

                    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         Notwithstanding any other provision of the Plan, the Committee may: (i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder or (ii) at the time of grant of any Options, Stock Appreciation Rights or Restricted Shares, provide for such adjustments to such Options, Stock Appreciation Rights or Restricted Shares, in each case as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.


                                   ARTICLE 13

                            AMENDMENT AND TERMINATION

         The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 12 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee or consultant to whom an award shall theretofore have been granted, adversely affect the rights of such employee or consultant under such award.

                                   ARTICLE 14

                                WRITTEN AGREEMENT

         Each award of Options, Stock Appreciation Rights, Restricted Shares, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.


                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

         15.1 Tax Withholding. The Corporation shall have the right to require employees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an employee in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the employee or (ii) having the Corporation withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

         15.2 Compliance With Section 16(b). In the case of employees who are or may be subject to Section 16 of the 1934 Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to employees who are or may be subject to Section 16 of the 1934 Act.

         15.3 Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation. In the event of any of the foregoing, the Committee may, in its discretion prior to the consummation of the transaction and subject to Article 13 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

         15.4 General Creditor Status. Employees and consultants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any employee, consultant, beneficiary or legal representative of such employee or consultant. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         15.5 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 14 hereof, nor the grant of any award, shall confer upon any employee any right to continue in the employ of the Corporation or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a subsidiary to modify the terms of or terminate such employee's employment at any time. The preceding sentence shall be equally applicable with respect to consultants of the Corporation or a subsidiary.

         15.6 Other Plans. Effective upon the adoption of the Plan by the stockholders, no further awards shall be made under the Synaptic Pharmaceutical Corporation Amended and Restated Incentive Plan, originally adopted on June 3, 1988, and last amended and restated on June 16, 1992 (the "Prior Plan"). Thereafter, all awards made under the Prior Plan prior to the adoption of the Plan by the stockholders shall continue in accordance with the terms of the Prior Plan.

         15.7 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed (a) to the employee at the employee's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked "Attention: Compensation Committee."

         15.8 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         15.9 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

                       SYNAPTIC PHARMACEUTICAL CORPORATION
                                215 College Road
                            Paramus, New Jersey 07652

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Lisa L. Reiter and Robert L. Spence, the Secretary and the Treasurer, respectively, of Synaptic Pharmaceutical Corporation (the "Company"), or each of them, as proxies, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of Common Stock of the Company held of record by the undersigned at the close of business on March 13, 1998, at the 1998 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 215 College Road, Paramus, New Jersey, on Tuesday, May 12, 1998, at 10:00 a.m., local time, and at any postponements or adjournments of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournment thereof.

              (TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)



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



                       SYNAPTIC PHARMACEUTICAL CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 12, 1998


|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote "FOR" Items 1,2 and 3 below.


1.  Election of Directors

FOR [_]      WITHHOLD [_]     FOR ALL NOMINEES LISTED BELOW EXCEPT [_]

Nominees: Jonathon J. Fleming, Eric R. Kandel, John E. Lyons


(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Nominees Listed Below Except" and write that nominee's name in the space to the right hereof.)



2.  Approval of Amendments to the 1996 Incentive Plan

FOR [_]      WITHHOLD [_]     ABSTAIN [_]



3.  Ratification of Appointment of Independent Auditors

FOR [_]      WITHHOLD [_]     ABSTAIN [_]


Unless otherwise specified by the undersigned, the proxy will be voted "FOR" Proposal Nos.1,2 and 3 and will be voted by the proxyholders at their discretion upon any other business that may properly come before the Annual Meeting or any adjournment thereof.


CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [_]

Signature(s)                                                 Date
            ---------------------------------------------        ---------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

Proposal No. 1.    To elect three Class II directors to the Board of Directors.

Proposal No. 2.    To amend the Company's 1996 Incentive Plan in order to
                   increase the number of shares of Common Stock available for awards under such Plan and to bring the Plan into compliance with Section 162(m) of the Internal Revenue code of 1996.

Proposal No. 3.    To ratify the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending
                   December 31, 1998.